UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2011
LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)
(904) 398-9400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 1, 2011, Landstar System, Inc. issued a press release announcing results for the fourth quarter of fiscal 2010. A copy of the press release is attached hereto as Exhibit 99.1.
The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. Jim M. Handoush has agreed to step down as Co-Chief Operating Officer of Landstar System, Inc. (the “Company”), effective February 1, 2011. In connection with Mr. Handoush’s departure, he and the Company have entered into an agreement under which the Company has agreed to make to Mr. Handoush four quarterly payments totaling one year’s base salary and a payment of $224,259, representing the remainder of his bonus for his services in 2010, which amount was determined in accordance with the provisions of the Company’s annual incentive compensation plan. Mr. Handoush has agreed not to engage in any business that competes with the Company’s business for one year from the date of his departure. Mr. Patrick J. O’Malley will continue to serve in his capacity as Chief Operating Officer of the Company.
Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	News Release dated February 1, 2011 of Landstar System, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: February 1, 2011	By:	/s/ James B. Gattoni
		Name:	James B. Gattoni
		Title:	Vice President and Chief Financial Officer